As filed with the Securities and Exchange Commission on February 22, 2022
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FLUOR CORPORATION
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	6700 Las Colinas Boulevard Irving, Texas 75039 (469) 398-7000 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	33-0927079 (I.R.S. Employer Identification No.)
John R. Reynolds
Executive Vice President, Chief Legal Officer and
Secretary
Fluor Corporation
6700 Las Colinas Boulevard
Irving, Texas 75039
(469) 398-7000
(Name, address, including zip code, and telephonenumber, including area code, of agent for service)

Copies to:
Andrew L. Fabens, Esq.
Doug Rayburn, Esq.
Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, New York 10166
(212) 351-4000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.   ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of Securities Act.   ☐

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Purchase Contracts
Units

We may offer from time to time, in one or more offerings, debt securities, common stock, preferred stock, depositary shares, warrants, purchase contracts, and units consisting of any of these securities. This prospectus describes the general terms of these securities and the general manner in which we will offer them. If we make offerings in the future, we will provide the specific terms and prices of the securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer the securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.
We may sell these securities on a continuous or delayed basis directly through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The names of any underwriters, dealers or agents involved in the sale of any securities and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sale of those securities. Our anticipated net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.
Our common stock is listed on the New York Stock Exchange under the symbol “FLR.”

Investing in these securities involves risks. Please read carefully “Risk Factors” beginning on page 4 of this prospectus for a discussion of risks you should consider before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 22, 2022.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will describe the specific terms of that offering, including the names of any underwriters participating in the offering, the compensation of those underwriters and the anticipated net proceeds to us. Any dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”
You should rely only on the information we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any free-writing prospectus. We have not authorized any person, including any salesman or broker, to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus, any applicable prospectus supplement and any free-writing prospectus is accurate only as of the date on its cover page and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since such dates.
Unless we have indicated otherwise, references in this prospectus to “Fluor,” “we,” “us” and “our” or similar terms are to Fluor Corporation, a Delaware corporation, and its consolidated subsidiaries.
FLUOR CORPORATION
Fluor Corporation is a holding company that owns many subsidiaries, as well as interests in joint ventures and commercial arrangements. Acting through these entities, we are one of the larger global professional services firms providing engineering, procurement, construction, fabrication and modularization, and project management services, on a global basis. We provide these services to our clients in a diverse set of industries worldwide including production and fuels, chemicals, liquefied natural gas, nuclear project services, infrastructure, advanced technologies, life sciences and mining and metals. We are also a service provider to the U.S. federal government and governments abroad.
We are a Delaware corporation with our principal executive offices located at 6700 Las Colinas Boulevard, Irving, Texas 75039. Our telephone number at such address is (469) 398-7000.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as a result, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at
http://www.sec.gov, as well as on our website at www.fluor.com. However, information contained on our website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
This prospectus is part of a registration statement that we filed with the SEC relating to the securities we may offer. As permitted by the SEC rules, this prospectus does not contain all of the information we included in the registration statement. You may refer to the registration statement and the accompanying exhibits for more information about us and our securities. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the document. You may review a copy of the registration statement through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to other documents. We incorporate by reference the documents listed below. Information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents (filed in accordance with SEC rules):
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Our Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on February 22, 2022;

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Our Current Reports on Form 8-K filed on February 08, 2022 and February 17, 2022;

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The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on September 20, 2000 (as amended by Amendment No. 1 thereto on Form 10/A, filed with the SEC on November 22, 2000); and

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Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering of the securities made under this prospectus; provided, however, that we are not incorporating by reference any documents or information, including parts of documents that we file with the SEC, that are deemed to be furnished and not filed with the SEC. Unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

We will provide, to each person to whom a copy of this prospectus has been delivered, including any beneficial owner, a free copy of any and all of the documents referred to herein that are summarized in and incorporated by reference into this prospectus, if such person makes a written or oral request directed to: Fluor Corporation, 6700 Las Colinas Boulevard, Irving, Texas 75039, Attention: Investor Relations; by telephone at (469) 398-7000; or via email at investor.relations@fluor.com.
WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY ADDITIONAL INFORMATION OR ANY INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, ANY ACCOMPANYING PROSPECTUS SUPPLEMENT OR ANY FREE WRITING PROSPECTUS PROVIDED IN CONNECTION WITH AN OFFERING. WE TAKE NO RESPONSIBILITY FOR, AND PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF, ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE REFERENCED, UNLESS WE OTHERWISE NOTE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement include or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when we are discussing our beliefs, estimates or expectations. When used in this prospectus or an accompanying prospectus supplement or in the documents incorporated by reference, the words “will,” “may,” “could,” “should” “believe,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “project,” “potential” and similar expressions are intended to be among the statements that identify forward-looking statements. In particular, all statements other than statements of historical facts included in this prospectus or an accompanying prospectus supplement or in the documents incorporated by reference regarding our projected revenue and earnings levels, future new awards and backlog levels and the expectations for implementation of strategic initiatives and organizational changes are forward-looking statements. These statements are not guarantees of future performance but instead represent only our belief at the time the statements were made and are subject to significant risks, uncertainties and other factors, many of which are outside of our control. Actual results and outcomes may differ materially from what we express in these forward-looking statements. All forward-looking statements made in this prospectus are made as of the date hereof and all forward-looking statements made in any prospectus supplement are made as of the date thereof, and the risk that actual results will differ materially from expectations expressed in this prospectus and any prospectus supplement will increase with the passage of time. We undertake no duty to update any forward-looking statement to reflect future events or changes in our expectations, except as required by law.
A discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our Annual Report on Form 10-K for the year ended December 31, 2021, under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Updated discussions of such risks and uncertainties may be included in our Quarterly Reports and Annual Reports for subsequent periods. In addition, any applicable prospectus supplement will contain risk factors. We cannot control such risk factors and other uncertainties and often we cannot predict the risks and uncertainties that could cause our actual results to differ materially from those indicated by the forward-looking statements. You should consider these risks and uncertainties when you are evaluating us and deciding whether to invest in our securities.
RISK FACTORS
Before you invest in the securities registered under this prospectus, you should carefully consider the “Risk Factors” included in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and the applicable prospectus supplement, as well as risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference in this prospectus, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.
If any of these risks were to materialize, we could be materially and adversely affected. In that case, our ability to make distributions to our stockholders or to service any debt securities issued by us, may be reduced, the trading prices of any of our publicly traded securities could decline and you could lose all or part of your investment.
USE OF PROCEEDS
Unless we inform you otherwise in a prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:
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funding working capital;

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repayment or refinancing of debt;

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capital expenditures;

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acquisitions; and

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repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.
DESCRIPTION OF THE DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.

As used in this “Description of the Debt Securities,” the “Company” refers to Fluor Corporation, and does not, unless the context otherwise indicates, include our subsidiaries.
Capitalized terms used but not defined in this section have the respective meanings set forth in the applicable indenture.
General
The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between us and a trustee, to be named therein. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and a trustee to be named therein. We refer to both the senior indenture and the subordinated indenture as the indentures, and to the trustee under each of the indentures as a trustee. In addition, the indentures may be supplemented or amended as necessary to set forth the terms of the debt securities issued under the indentures. We have summarized the material provisions of the indentures in this section, but this is only a summary. The statements made hereunder relating to the indentures and the debt securities do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities. You should read the indentures, including any amendments or supplements, carefully to fully understand the terms of the debt securities. The forms of senior indenture and subordinated indenture have been filed as exhibits to our registration statement of which this prospectus is a part. See “Where You Can Find More Information.” The indentures are subject to, and are governed by, the Trust Indenture Act of 1939.
The debt securities will be direct obligations of the Company and will not constitute obligations of our subsidiaries. Because we are a holding company and the majority of our operations are conducted by our subsidiaries, however, our ability to meet our debt obligations depends upon the earnings of, and dividends and other payments from, our subsidiaries. Furthermore, the debt securities offered hereby will effectively be subordinated to all existing and future liabilities of our subsidiaries, including claims of creditors and certain security holders of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of its debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company’s claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company. The indentures under which the debt securities are to be issued do not contain any limitation on our or our subsidiaries’ ability to incur additional debt.
The debt securities will be unsecured obligations. Any secured debt we incur and other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other secured obligations.
Generally, the senior debt securities issued under the senior indenture will rank equally with all of our other senior debt and unsubordinated debt. All series of senior debt securities issued under the senior indenture will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities issued under the subordinated indenture will be subordinated, in right of payment, to the prior payment in full of our senior debt. The subordinated debt securities issued under the subordinated indenture will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. See “— Subordination.” We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.
The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time. We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may reopen a series for issuances of additional debt securities, without the consent of the holders of the outstanding debt securities of that series.
Reference is made to the prospectus supplement for the following and other possible terms of each series of the debt securities in respect of which this prospectus is being delivered:

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the title of the debt securities;

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any limit upon the aggregate principal amount of the debt securities;

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if other than 100% of the principal amount, the percentage of their principal amount at which the debt securities will be offered;

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the date or dates on which the principal of the debt securities will be payable, or method of determination thereof;

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the rate or rates, or method of determination thereof, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue and on which such interest will be payable, and the record dates for the determination of the holders to whom interest is payable;

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if other than as set forth herein, the place or places where the principal and interest, if any, on the debt securities will be payable;

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the price or prices at which, the period or periods within which and the terms and conditions upon which debt securities may be redeemed, in whole or in part, at our option;

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if other than the principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

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the currency in which the debt securities may be denominated or payable;

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our obligation, if any, to redeem, repurchase or repay debt securities, whether pursuant to any sinking fund or analogous provisions or pursuant to other provisions set forth therein or at the option of a holder thereof;

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our right, if any, to extend the interest payment periods or defer the payment of interest on the debt securities and the duration of such extensions or deferral;

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the form of the debt securities, including such legends as required by law or as we deem necessary or appropriate and the form of any temporary global security that may be issued;

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the ranking of such debt securities as senior debt securities or subordinated debt securities;

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the name of any authentication agents, paying agents, transfer agents or registrars with respect to the debt securities;

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whether the debt securities are convertible into shares of our common stock and, if so, the terms and conditions of such conversion;

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any other restrictive covenants, additional events of default or changes to the events of default set forth in the indentures that will apply to the debt securities (see “— Events of Default” below);

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if exercised, our right to defease the covenants applicable to the debt securities;

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whether the debt securities are subject to a periodic offering; and

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any other terms or conditions not inconsistent with the provisions of the indenture under which the debt securities will be issued.

Some of the debt securities may be issued as discounted debt securities to be sold at a potentially substantial discount below their stated principal amount. The prospectus supplement will describe any federal income tax consequences and other special considerations applicable to discounted debt securities.
Unless otherwise provided in the prospectus supplement relating to any debt securities, principal and interest, if any, will be payable, and transfers of the debt securities may be registered, at the office or offices or agency we maintain for such purposes. Payment of interest on the debt securities, however, will be paid to such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payment.
Unless otherwise specified in the prospectus supplement, the debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global notes registered in the name of a depositary or its nominee and, if so represented, interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.
The debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. No service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.
The indentures require the annual filing by the Company with the trustee of a certificate as to compliance with certain covenants contained in the indentures.
We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.
Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly-leveraged transaction.
Reporting
For so long as the debt securities of any series are outstanding, we will furnish to the holders of such debt securities, within 30 days after we are required to file such reports with the SEC, or if we are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, within 15 days after the time periods specified in the SEC’s rules and regulations applicable to a U.S. corporation that is a non-accelerated filer:
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all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K including a discussion of our results of operations and financial condition and, with respect to the annual information only, an opinion on the financial statements by our certified independent public accountants; and

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all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports.

The availability of the materials listed in the foregoing paragraph on the SEC’s website or on our website will satisfy those obligations.
Events of Default
An Event of Default with respect to the debt securities of any series is defined in the indentures as:
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default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

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default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;

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default in the performance or breach of the covenant described under “Reporting” and continuance of such default or breach for a period of 120 days after due notice by the trustee to us or by the holders of at least 25% in principal amount of the notes to us and the trustee;

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default in the performance or breach of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after due notice by the trustee or by the holders of at least 25% in principal amount of the outstanding securities of such series to us and the trustee; or
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certain events of bankruptcy, insolvency or reorganization of the Company.

Additional Events of Default may be added for the benefit of holders of certain series of debt securities which, if added, will be described in the prospectus supplement relating to such debt securities.
The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that, notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.
The indentures provide that if an Event of Default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately, but upon certain conditions such declaration may be annulled. Any past defaults and the consequences thereof, except a default in the payment of principal of or interest, if any, on debt securities of such series, may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding.
In case an Event of Default with respect to any series of debt securities shall occur and be continuing, the trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by the indentures at the request or direction of any of the holders of such series, unless such holders shall have offered to such trustee security or indemnity reasonably satisfactory to it. The holders of a majority in aggregate principal amount of the debt securities of each series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities of such series; provided that the trustee may refuse to follow any direction which is in conflict with any law or such indenture and subject to certain other limitations.
No holder of any debt security of any series will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise with respect to the indentures or for any remedy thereunder, unless such holder shall have previously given the trustee written notice of an Event of Default with respect to debt securities of such series and unless the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series shall have made written request to the trustee to institute such proceeding as trustee, and offered indemnity reasonably satisfactory to it, and the trustee shall have failed to institute such proceeding within 60 days after its receipt of such request, and the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request. The right of a holder of any debt security to receive payment of the principal of and interest, if any, on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, shall not be impaired or affected without the consent of such holder.
Merger
Each indenture provides that the Company may consolidate with, sell, convey or lease all or substantially all of our assets to, or merge with or into, any other corporation, partnership, joint venture, trust or certain other entities if:
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either the Company is the continuing entity or the successor entity is a U.S. entity and expressly assumes the due and punctual payment of the principal of and interest on all the debt securities outstanding under such indenture according to their stated tenor and the due and punctual performance and observance of all of the covenants and conditions of such indenture to be performed or observed by the Company;

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immediately after such consolidation, sale, conveyance, lease or merger, the Company, or such successor entity, as the case may be, is not in material default in the performance or observance of any such covenant or condition; and

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the Company has delivered to the trustee an officers’ certificate or opinion of counsel stating that all conditions precedent in connection with the merger have been complied with.

In case of any such consolidation, merger, sale, lease or conveyance, any successor entity will succeed to and be substituted for the Company under the indentures, with the same effect as if it had been named in the indentures.
Modification of the Indentures
The indentures contain provisions permitting the Company and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of each series at the time outstanding under the indenture affected thereby, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the applicable indenture or any supplemental indenture or modifying in any manner the rights of the holders of the debt securities of each such series. No such supplemental indenture, however, may:
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extend the final maturity date of any debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of any interest thereon, or reduce any amount payable on redemption thereof, or impair or affect the right of any holder of debt securities to institute suit for payment thereof or, if the debt securities provide therefor, any right of repayment at the option of the holders of the debt securities, without the consent of the holder of each debt security so affected;

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reduce the percentage of debt securities of such series required to consent to any such supplemental indenture, without the consent of the holders of all debt securities of such series so affected; or

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reduce the amount of principal payable upon acceleration of the maturity date of any original issue discount security, which is a security that provides for an amount less than the principal to be due and payable upon such acceleration.

Additionally, the Company and the trustee may execute supplemental indentures without the consent of the holders of debt securities:
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to convey, transfer, assign, mortgage or pledge any property or assets to the trustee as security for one or more series of debt securities or to provide that any of the Company’s obligations under any debt security or the related indenture will be guaranteed and the terms and conditions for the release or substitution of such security or guarantee;

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to evidence the succession of another entity to the Company, or successive successions, and the assumption by the successor entity of the covenants, agreements and obligations of the Company;

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to add to the covenants of the Company such further covenants, restrictions, conditions, or provisions for the protection of the holders of any series of debt securities and, if such additional covenants are to be for the benefit of less than all the series of debt securities, stating that such covenants are being added solely for the benefit of such series, or to surrender any right or power conferred upon the Company;

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to add additional events of default for the benefit of holders of certain series of debt securities (see “— Events of Default” above);

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to cure any ambiguity or to correct or supplement any provision contained in the indenture or in any supplemental indenture that may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the indenture or any supplemental indenture as the board of directors may deem necessary or desirable and that does not materially and adversely affect the interests of the holders of the debt securities;

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to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

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to evidence and provide for the acceptance of the appointment by a successor trustee and to add to or change any provisions as are necessary to provide for or facilitate the administration of the trusts by more than one trustee.

Discharge and Defeasance
Satisfaction and Discharge of Indenture.  The indentures provide that the Company shall be deemed to have satisfied, and to be discharged from, all of its obligations under the indenture with respect to any series of debt securities if at any time:
•
the Company has paid the principal of and interest on all outstanding debt securities of such series when due and payable;

•
the Company has delivered to the trustee for cancellation all debt securities of such series that were previously authenticated; or

•
such debt securities have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company has irrevocably deposited with the trustee, in trust for such purpose, funds or certain government securities which through the payment of principal and interest in accordance with their terms will provide funds, in each case, in an amount sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of and premium and interest, if any, on the outstanding debt securities of such series, and any mandatory sinking fund or other payments thereon, on the scheduled due dates therefor; and

•
the Company has delivered to the trustee an officers’ certificate and opinion of counsel, each stating that all conditions precedent provided for in the applicable indenture relating to the discharge of the indenture have been complied with.

However, certain obligations of the Company shall continue in effect, such as to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, and to compensate and indemnify the trustee, and certain rights of holders of the debt securities of such series shall continue in effect, such as the right to be paid the principal of and interest, if any, on all debt securities of such series when due.
Defeasance.  The indentures provide that the Company may defease the covenants applicable to any series of debt securities under certain circumstances. For this purpose, “defeasance” means that the Company will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of any such series and to have satisfied all other obligations under such debt securities and the related indenture, except for certain specified obligations, including the following:
•
the rights of the holders of such debt securities to receive payments in respect of the principal of and interest on such securities when such payments are due;

•
the Company’s obligations to register the transfer or exchange of such debt securities, to replace mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, and to compensate and indemnify the trustee; and

•
the rights, powers, trusts, duties and immunities of the trustee.

This covenant defeasance with respect to any series of debt securities may only occur if the following conditions are met:
•
the Company has irrevocably deposited with the trustee, in trust for such purpose, funds or certain government securities which in accordance with their terms will provide funds, in each case, in an amount sufficient, in the opinion of a nationally recognized independent registered public accounting firm, to pay the principal of and each installment of interest on the outstanding debt securities of such series and any applicable mandatory sinking fund or analogous payments on the scheduled due dates therefor;

•
no Event of Default has occurred is continuing;

•
the defeasance will not result in a breach or violation of, or constitute a default under the applicable indenture;

•
the Company has delivered to the trustee an opinion of counsel with regard to certain matters, including an opinion to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and which opinion of counsel must be based upon:

•
a ruling of the U.S. Internal Revenue Service to the same effect; or

•
a change in applicable U.S. federal income tax law after the date of the indenture such that a ruling is no longer required; and

•
the Company has delivered to the trustee an officers’ certificate and opinion of counsel, each stating that all conditions precedent provided for in the applicable indenture relating to the deposit and defeasance have been complied with.

The prospectus supplement may further describe these or other provisions, if any, permitting defeasance with respect to the debt securities of any series.
Subordination
The senior debt securities will constitute part of our Senior Indebtedness and will rank pari passu with all outstanding senior debt.
Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of our Senior Indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed.
Except as set forth in the related prospectus supplement, “Senior Indebtedness” means:
•
the principal of and premium, if any, and unpaid interest on indebtedness for money borrowed;

•
purchase money and similar obligations;

•
obligations under capital leases or leases of property or assets made as part of any sale and leaseback transaction;

•
guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which the Company is responsible for the payment of, such indebtedness of others;

•
renewals, extensions and refunding of any such indebtedness;

•
interest or obligations in respect of any such indebtedness accruing after the commencement of any insolvency or bankruptcy proceedings; and

•
obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements;

unless, in each case, the instrument by which the Company incurred, assumed or guaranteed the indebtedness or obligations described above expressly provides that such indebtedness or obligation is not senior in right of payment to the subordinated debt securities.
Upon any distribution of the Company’s assets in connection with any dissolution, winding up, liquidation or reorganization of the Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the Company’s assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of the properties of the Company in accordance with the subordinated indenture, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that a payment default shall have occurred and be continuing with respect to the Senior Indebtedness, the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series shall have been declared due and payable pursuant to the subordinated indenture and such declaration shall not have been rescinded and annulled, the holders of all Senior Indebtedness outstanding at the time of such declaration which shall have been declared due and payable shall first be entitled to receive payment of the full amount due thereon, or provision shall be made for such payment in full, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.
This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities.
Global Debt Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless otherwise provided in such prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons. Payments of principal of, and interest, if any, on debt securities represented by a global security will be made by the Company to the trustee under the applicable indenture, and then forwarded to the depository.
We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and that such global securities will be registered in the name of Cede & Co., DTC’s nominee. We further anticipate that the following provisions will apply to the depository arrangements with respect to any such global securities. Any additional or differing terms of the depository arrangements will be described in the prospectus supplement relating to a particular series of debt securities issued in the form of global securities.
So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable indenture.
If DTC is at any time unwilling or unable to continue as depository or if at any time DTC ceases to be a clearing agency registered under the Exchange Act if so required by applicable law or regulation, and, in either case, we do not appoint a successor depository within 90 days, we will issue individual debt securities in certificated form in exchange for the global securities. In addition, we may request, at any time and subject to the procedures of DTC, not to have any debt securities represented by one or more global securities, and, in such event, will issue individual debt securities in certificated form in exchange for the relevant global securities upon the request of DTC participants. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest, and to have such debt securities in certificated form registered in its name. Unless otherwise described in the applicable prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof, and will be issued in registered form only, without coupons.
DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, such as securities brokers and dealers, and banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (which we refer to as indirect participants). The rules applicable to DTC and its participants are on file with the SEC.
Purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (which we refer to herein as a beneficial owner) is in turn recorded on the direct and indirect participants’ records. A beneficial owner does not receive written confirmation from DTC of its purchase, but is expected to receive a written confirmation providing details of the transaction, as well as periodic statements of its holdings, from the direct or indirect participant through which such beneficial owner entered into the transaction. Transfers of ownership interests in debt securities are expected to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, the debt securities are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC’s records reflect only the identity of the direct participants to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.
Delivery of notice and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices are to be sent to DTC. If less than all of the debt securities within a series are being redeemed, we understand DTC’s practice is to determine by lot the amount of each direct participant in such issue to be redeemed.
In general, neither DTC nor Cede & Co (nor any other DTC nominee) consents or votes with respect to the debt securities. We understand DTC’s usual procedures are to mail an omnibus proxy to the issuer as soon as possible after the record date for any vote assigning Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date.
Payments of any redemption proceeds and principal and interest payments, if any, on the debt securities will be made to DTC. Upon receipt of funds, we understand it is DTC’s practice to credit direct participants’ accounts on the payment date in accordance with their respective holdings as shown on DTC’s records. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and are the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest, if any, to DTC is our or the trustee’s responsibility, disbursement of such payments to direct participants is DTC’s responsibility, and disbursement of such payments to the beneficial owners is the responsibility of the direct and indirect participants.
DTC may discontinue providing its services as securities depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, debt security certificates will be printed and delivered.
We have obtained the information in this section concerning DTC and DTC’s book-entry system from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.
None of us, any underwriter or agent, the trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interest.
No Personal Liability of Incorporators, Stockholders, Officers or Directors
The indentures provide that no recourse shall be had under or upon any of our obligations, covenants or agreements in the indentures or in any of the debt securities, against any of our (or any successor’s) incorporators, stockholders, officers or directors under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of the debt securities, by accepting the securities, waives and releases all such liability.
Trustee
The indentures provide that, except during the continuance of an event of default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in the indentures. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indentures and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
Governing Law
The indentures and the debt securities will be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (other than principles of law that would apply the law of another jurisdiction).
DESCRIPTION OF CAPITAL STOCK
The following description of the material terms of our common stock is based on the provisions of our certificate of incorporation. For more information as to how you can obtain a current copy of our certificate of incorporation, see “Where You Can Find More Information.”
Our authorized capital stock consists of 375,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share. As of January 31, 2022, 141,434,771 shares of our common stock were issued and outstanding and 600,000 shares of our preferred stock, which were designated as Series A 6.50% Cumulative Perpetual Convertible Preferred Stock, were issued and outstanding.
Common Stock
Voting Rights
Holders of our common stock are entitled to one vote per share on all matters voted on generally by stockholders. Except as otherwise required by law or with respect to any outstanding series of our preferred stock, the holders of our common stock possess all voting power. Our bylaws and certificate of incorporation generally provide that stockholder action is effective upon the affirmative vote of a majority in outstanding voting power present in person or by proxy at any meeting of stockholders. However, directors shall be elected by a vote of the majority of the votes cast, unless the number of director nominees exceeds the number of directors to be elected. A majority of the votes cast means that the number of shares voted “for” a director nominee must exceed the number of shares voted “against” that nominee.

Dividend Rights; Rights Upon Liquidation
Subject to any preferential rights of holders of any of our preferred stock that may be outstanding, holders of shares of our common stock are entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by our board of directors and to share ratably in the assets of Fluor legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding-up.
Miscellaneous
Holders of our common stock will have no preferences or preemptive, conversion or exchange rights. Shares of our common stock will not be liable for further calls or assessments by Fluor. Our common stock is listed on the New York Stock Exchange and trades under the symbol “FLR.”
Preferred Stock
Our certificate of incorporation authorizes our board of directors to issue from time to time, without further vote or action by the stockholders, up to 20,000,000 shares of our preferred stock in one or more series and to fix the designations, powers, preferences and rights, and any qualifications, limitations or restrictions, with respect to the shares issued under each such series. Because our board of directors has the power to establish the designations, powers, preferences and rights of the shares of any such series of our preferred stock, holders of our preferred stock may be afforded voting rights and preferences, powers and other rights that could adversely affect the rights of holders of our common stock. This could have the effect of discouraging a potential acquiror from making a tender offer or otherwise attempt to obtain control of Fluor through the acquisition of our common stock.
On May 11, 2021, our board of directors established a series of preferred stock designated as our Series A 6.50% Cumulative Perpetual Convertible Preferred Stock, constituting of 600,000 shares. As of January 31, 2022, 600,000 shares of our Series A 6.50% Cumulative Perpetual Convertible Preferred Stock were issued and outstanding.
Anti-Takeover Provisions
General
Certain provisions of our certificate of incorporation, our bylaws and Section 203 of the Delaware General Corporation Law may have the effect of impeding the acquisition of control of Fluor by means of a tender offer, a proxy contest, open market purchases or otherwise in a transaction not approved by our board of directors. These provisions are designed to reduce the vulnerability of Fluor to an unsolicited proposal for the restructuring or sale of all or substantially all the assets of Fluor or an unsolicited takeover attempt which may be deemed unfair to Fluor stockholders.
Charter and Bylaw Provisions
Our certificate of incorporation authorizes our board of directors to issue from time to time, without further vote or action by the stockholders, up to 20,000,000 shares of our preferred stock in one or more series and to fix the designations, powers, preferences and rights, and any qualifications, limitations or restrictions, with respect to the shares issued under each such series. Pursuant to this authority, our board could create and issue a series of our preferred stock with such designations, powers, preferences and rights which have the effect of discriminating against an existing or prospective holder of our capital stock, thus making it more difficult for, or discouraging any attempt by, a potential acquiror to obtain control of Fluor by means of a merger, tender offer, proxy contest or otherwise. As a result, the authority to issue shares of preferred stock may have the effect of delaying, deferring or preventing a change in control of Fluor without any further action by our stockholders.
Other provisions of our certificate of incorporation and bylaws that may make it more difficult to replace our board of directors include:
•
the prohibition on stockholders acting by written consent;

•
the limitations on the ability of our stockholders to call a special meeting, although, holders of at least 25% of our outstanding shares of common stock have the right to call a special meeting of stockholders, subject to certain limitations and procedures;

•
requirements for advance notice for raising business or making nominations at stockholder meetings; and

•
the ability of the our board of directors to amend the bylaws, increase the size of our board and to fill vacancies on our board.

Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law. The provisions of Section 203 prohibit a publicly-held Delaware corporation from engaging in certain business combinations with an interested stockholder for a period of three years after the date that the person became an interested stockholder, unless one of the following conditions is satisfied:
•
prior to the date that the person became an interested stockholder, the transaction or business combination that resulted in the person becoming an interested stockholder is approved by the board of directors;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of our outstanding voting stock; or

•
on or after the date that the person became an interested stockholder, the business combination is approved by our board of directors and by the holders of at least two-thirds of our outstanding voting stock, excluding voting stock owned by the interested stockholder.

A “business combination” includes the following:
•
any merger or consolidation involving the corporation or any majority-owned subsidiary and the interested stockholder;

•
any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation or by any majority-owned subsidiary of any stock of the corporation or of such subsidiary to the interested stockholder;

•
any transaction involving the corporation or any majority-owned subsidiary that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or any majority-owned subsidiary.

Generally, an “interested stockholder” is a person who together with that person’s affiliates and associates owns 15% or more of our voting stock or who is an affiliate or associate of ours and owned 15% or more of our voting stock at any time during the previous three years.
A Delaware corporation may opt out of this provision either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. We have not opted out of this provision. Section 203 could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.
Transfer Agent and Registrar
Computershare is the transfer agent and registrar for our common stock.
DESCRIPTION OF OTHER SECURITIES
We will set forth in the applicable prospectus supplement a description of any preferred stock, warrants, depositary shares, purchase contracts, or units that may be offered pursuant to this prospectus.

PLAN OF DISTRIBUTION
The securities being offered by this prospectus may be sold by us:
•
through agents;

•
to or through underwriters;

•
through broker-dealers (acting as agent or principal);

•
directly by us to purchasers, through a specific bidding or auction process or otherwise;

•
through a combination of any such methods of sale; and

•
through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on the New York Stock Exchange or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.
If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth any managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.
If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.
We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.
We may enter into agreements with agents, underwriters or dealers which may provide for indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.
Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.
VALIDITY OF THE SECURITIES
The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the related prospectus supplement.
EXPERTS
The consolidated financial statements of Fluor Corporation appearing in Fluor Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2021, and the effectiveness of Fluor Corporation’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.  Other Expenses of Issuance and Distribution
The following table sets forth expenses payable by us in connection with the offering of the securities being registered, other than discounts and commissions.
Securities and Exchange Commission registration fee	(1)
Printing fees	(2)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Transfer Agent’s fees	(2)
Trustee’s fees and expenses	(2)
Rating agency fees	(2)
Miscellaneous	(2)
Total	(2)

(1)
In accordance with Rules 456(b) and 457(r), we are deferring payment of all of the registration fee.

(2)
Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate to incur in connection with the offering of securities under this registration statement. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.  Indemnification of Directors and Officers
Fluor Corporation (“Fluor”) is a Delaware corporation subject to the provisions of the Delaware General Corporation Law. Set forth below is summary of certain provisions in the Delaware General Corporation Law, Fluor’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), Fluor’s Amended and Restated Bylaws (the “Bylaws”) and indemnification agreements Fluor has entered into with its directors and executive officers. This description is intended as a summary only and is qualified in its entirety by reference to the Delaware General Corporation Law, the Certificate of Incorporation, the Bylaws and the indemnification agreements.
Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership or other enterprise, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe the conduct was unlawful.
Section 145 further provides that a corporation may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.
To the extent any present or former director or officer is successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the immediately preceding two paragraphs, Section 145 also provides that such person must be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.
The Certificate of Incorporation provides, in effect, that Fluor shall indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law, subject to certain limited exceptions. In addition, Fluor has entered into an indemnification agreement with each of its directors and executive officers that provides that Fluor shall indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law, subject to certain limited exceptions.
Section 102(b)(7) of the Delaware General Corporation Law permits a corporation, in its certificate of incorporation, to limit or eliminate the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases redemptions or other distributions or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate of Incorporation provides that the personal liability of Fluor’s directors is so eliminated. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the Certificate of Incorporation provides that the liability of Fluor’s directors shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. The Certificate of Incorporation also provides that any repeal or modification of this provision in the Certificate of Incorporation shall not adversely affect any right or protection of a director with respect to any act or omission occurring prior to such repeal or modification.
The Certificate of Incorporation permits Fluor to purchase and maintain insurance on behalf of any director, officer, employee or agent of Fluor or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not Fluor would have the power to indemnify such person against such expense, liability or loss under the applicable provisions of the Delaware General Corporation Law. Fluor maintains directors’ and officers’ liability insurance policies insuring such persons, subject to the limits of the policies, against certain losses arising from claims made against them by reason of being or having been directors or officers of Fluor.
Item 16.  Exhibits
Exhibit Number	Description of Exhibit
1.1*	Form of Underwriting Agreement.
4.1	Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on May 8, 2012).
4.2	Amended and Restated Bylaws of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed on February 9, 2016).
4.3	Senior Debt Securities Indenture between Fluor Corporation and Wells Fargo Bank, National Association, as trustee, dated as of September 8, 2011 (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K filed on September 8, 2011).
4.4	Second Supplemental Indenture, dated June 22, 2012, between Fluor Corporation and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-3 ASR (File No. 333-182283), filed on June 22, 2012).

Exhibit Number	Description of Exhibit
4.5	Third Supplemental Indenture between Fluor Corporation and Wells Fargo Bank, National Association, as trustee, dated as of November 25, 2014 (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K (Commission file number 1-16129) filed on November 25, 2014).
4.6	Fourth Supplemental Indenture between Fluor Corporation and Wells Fargo Bank, National Association, as trustee, dated as of March 21, 2016 (incorporated by reference to Exhibit 4.3 to the registrant’s Current Report on Form 8-K (Commission file number 1-16129) filed on March 21, 2016).
4.7	Fifth Supplemental Indenture between Fluor Corporation and Wells Fargo Bank, National Association, as trustee, dated as of August 29, 2018 (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K (Commission file number 1-16129) filed on August 29, 2018).
4.8	Form of Senior Indenture.
4.9	Form of Subordinated Debt Indenture (incorporated by reference to Exhibit 4.2 to the registrant’s Registration Statement on Form S-3 ASR (File No. 333-156137), filed on December 15, 2008).
4.10	Specimen of Certificate Representing Fluor Corporation’s Common Stock (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form 10/A (Amendment No. 1) filed on November 22, 2000).
4.11	Certificate of Designations, Preferences, and Rights of Series A 6.50% Cumulative Perpetual Convertible Preferred Stock of the registrant (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K (Commission file number 1-16129) filed on May 18, 2021).
4.12*	Form of Preferred Stock Certificate.
4.13*	Form of Depositary Agreement (including form of depositary receipt).
4.14*	Form of Warrant Agreement (including form of warrant).
4.15*	Form of Purchase Contract Agreement.
4.16*	Form of Unit Agreement.
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).
24.1	Powers of Attorney (set forth on signature page).
25.1**	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 with respect to the Trustee for the Senior Debt Indenture.
25.2**	Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 with respect to the Trustee for the Subordinated Debt Indenture.
107	Filing Fee Table

*
To be filed by amendment or as an exhibit with a subsequent Current Report on Form 8-K in connection with a specific offering.

**
To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17.  Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on February 22, 2022.
FLUOR CORPORATION
By:	/s/ John R. Reynolds John R. Reynolds Executive Vice President, Chief Legal Officer and Secretary
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints John R. Reynolds and
Eric P. Helm and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one Power of Attorney.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.
Signature	Title	Date
/s/ DAVID E. CONSTABLE David E. Constable	Chief Executive Officer and Director (Principal Executive Officer)	February 22, 2022
/s/ JOSEPH L. BRENNAN Joseph L. Brennan	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 22, 2022
/s/ JOHN C. REGAN John C. Regan	Executive Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	February 22, 2022
/s/ ALAN L. BOECKMANN Alan L. Boeckmann	Executive Chairman	February 22, 2022
/s/ ALAN M. BENNETT Alan M. Bennett	Director	February 22, 2022
/s/ ROSEMARY T. BERKERY Rosemary T. Berkery	Director	February 22, 2022

Signature	Title	Date
/s/ H. PAULETT EBERHART H. Paulett Eberhart	Director	February 22, 2022
/s/ THOMAS C. LEPPERT Thomas C. Leppert	Director	February 22, 2022
/s/ JAMES T. HACKETT James T. Hackett	Director	February 22, 2022
/s/ TERI P. MCCLURE Teri P. McClure	Director	February 22, 2022
/s/ ARMANDO J. OLIVERA Armando J. Olivera	Director	February 22, 2022
/s/ MATTHEW K. ROSE Matthew K. Rose	Director	February 22, 2022